Exhibit 99.1

Quintiles Announces Proposed Refinancing of Existing Indebtedness

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--April 29, 2015--Quintiles Transnational Holdings Inc. (the “Company” or “Quintiles”) (NYSE: Q) announced today that it is proposing, subject to market and other conditions, to enter into $1.75 billion of new senior secured credit facilities consisting of a $500 million revolving credit facility and $1.25 billion of term loans, and to issue $800 million aggregate principal amount of unsecured debt. The Company intends to use the net proceeds of the offering of the unsecured debt, together with the new term loans, to refinance its existing credit facilities, as well as for general corporate purposes, including corporate transactions and equity repurchases. The refinancing transactions would be entered by Quintiles Transnational Corp., the Company’s wholly-owned subsidiary.

The Company cannot provide any assurances about the timing, terms or interest rate associated with the planned refinancing, or that the refinancing transactions can be completed at all.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities law.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, our current expectations regarding a proposed refinancing, which are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from our expectations due to a number of factors, including changes in market conditions and our ability to complete the proposed refinancing on the terms described or at all. For a further discussion of the risks relating to our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC, as such factors may be amended or updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company assumes no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

About Quintiles

Quintiles (NYSE: Q), a Fortune 500 company, is the world’s largest provider of biopharmaceutical development and commercial outsourcing services. With a network of more than 33,000 employees conducting business in approximately 100 countries, we helped develop or commercialize all of 2014’s top-75 best-selling drugs on the market. Quintiles applies the breadth and depth of our service offerings along with extensive therapeutic, scientific and analytics expertise to help our customers navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes.

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CONTACT:
Quintiles Transnational Holdings Inc.
Media Relations:
Phil Bridges, +1-919-998-1653
Mobile: +1-919-457-6347
phil.bridges@quintiles.com
or
Investor Relations:
Karl Deonanan, +1-919-998-2789
InvestorRelations@quintiles.com